EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") made July 3, 1997, by and between, TeleHub Network Services Corporation, an Illinois corporation, whose address is 1375 Tri-State Parkway, Suite 250, Gurnee, Illinois 60031 (the "Employer"), and John R. Lawson, an individual residing at 853 Winmoor Drive, Sleepy Hollow, Illinois ("Executive").

                                 R E C I T A L S

     WHEREAS, Employer desires to hire and employ Executive.

     WHEREAS, Executive desires to become an employee of Employer;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Employment. Employer, its subsidiaries and Affiliates (collectively, the "Company") agree to employ Executive, and Executive hereby agrees to be employed by the Company on a full-time basis. Executive represents and warrants that the execution of this Agreement and his performance under this Agreement does not breach any other agreement and does not require the consent of any other person.

     2. Duties. Executive shall perform the duties as assigned by the Company from time to time and shall serve the Company faithfully and to the best of Executive's ability. The Executive will hold, without additional compensation, such other positions for the Company to which Executive may be appointed or elected from time to time. In its sole discretion the Company may, from time to time, change Executive's title or responsibility. Executive's conduct must promote the best interests of the Company and must not discredit the Company, its products or services.

     3. Exclusivity. Executive shall devote substantially his full business time, efforts, attention, skill and energy to the Company's business. Executive shall disclose all other business activities to the Company and Executive shall not engage in any other business activity that requires significant personal services by Executive. After notifying the Company, Executive may take reasonable personal time for:

     3.1. personal investments that do not require significant services by Executive;

     3.2. participation in volunteer or charitable activities;

     3.3. participation in industry-related organizations;

     3.4. with prior Board approval, serving as a Director for other companies; and

     3.5. activities approved in advance by the Board;

except that Executive shall cease any such outside activity if the Company determines that such activity will interfere or conflict with the Company's interests.

     4. Conflicts of Interest. Executive shall not engage in any activity that, in the Company's judgment, may interfere or conflict with the proper performance of Executive's duties or the Company's interest. If Executive has any interest in a proposed transaction involving the Company, that interest must be fully disclosed to the Company and the Company must approve of the transaction.

     5. Inventions and Confidentiality. As a condition to the Executive's employment with the Company, the Executive has executed and delivered to the Company, the Invention Assignment and Confidentiality Covenant, the terms of which are hereby incorporated into and made part of this Agreement by this reference.

     6. Compensation and Benefits. In consideration of the services to be rendered pursuant to this Agreement, Executive shall receive the following compensation and benefits during the term of his employment:

          6.1. Salary. The Company shall pay Executive an annual base salary, payable semi-monthly in arrears. The annual base salary during the term hereof shall be $125,000.00. If the Company completes an Initial Public Offering of its equity securities or otherwise becomes a public company, Executive's annual base salary will automatically increase to $135,000.00.

          6.2. Bonus. The Company will pay Executive an incentive bonus up to twenty-five percent (25%) of Executive's base Salary per year based upon Executive's accomplishments of objectives that are mutually defined and agreed upon between, and documented by, Executive and the Company. The Company shall pay Executive's Bonus ninety (90) calendar days after the close of the Company's fiscal year. The Company's Board of Directors, with the advice of Executive's supervisor, shall annually review the amounts of Executive's base Salary and Bonus.

          6.3. Benefits. The Company may provide Executive with such insurance plans, hospitalization plans, retirement plans and other executive benefits that are generally provided to executive employees of the Company and for which Executive is eligible under the terms and conditions thereof.

          6.4. Relocation Allowance. The Executive currently does not reside in the vicinity of the Company's Gurnee business office. If Executive relocates his residence within 10 miles of the Gurnee business office, the Company will reimburse reasonable and necessary relocation expenses.

          6.5. Reimbursement of Expenses. Upon receipt of an itemized accounting of such expenses with acceptable supporting documentation, the Company shall promptly reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by Executive in connection with the business of the Company and in performance of Executive's duties under this Agreement in accordance with Company policy.

     7. Duration. Executive's employment shall commence on the Effective Date and continue until terminated in accordance with Section 8. The initial term of Executive's employment shall be two (2) years ("Initial Term"), and shall be automatically renewed for additional terms of one (1) year unless earlier terminated pursuant to the terms of this Agreement. After termination of Executive's employment, the applicable provisions of Sections 5, 8 and 9 shall remain in full force and effect until the time specified in each such section.

     8. Termination. Executive's employment may be terminated as follows:

          8.1. Expiration of Term. Upon written notice by either party delivered at least thirty (30) calendar days before the expiration of the Initial Term or renewal term (collectively, "Term"), Executive's employment will terminate at the expiration of the then current Term.

          8.2. Death. If Executive dies during the Term of his employment, the Company shall pay his estate the compensation that would otherwise be payable to him for the month in which his death occurs, and his employment shall be deemed terminated on the last day of such month.

          8.3.  Cause.  The  Company  may  immediately   terminate   Executive's
     employment at any time for:

          8.3.1. non-performance or gross negligent performance by Executive of any material duties which continues after sixty (60) calendar days' written notice specifying such non-performance or gross negligent performance; or

          8.3.2. the commission of any theft, fraud, embezzlement or similar crime involving the commission of any felony; for acts of dishonesty or moral turpitude; for violation of Company policy or applicable local, state or federal laws or regulations, including anti-discrimination laws or securities laws; or for violation of other laws which causes material economic damage to the Company or material damage to the business reputation of the Company; or for a material breach of any provision of this Agreement.

          8.4. Demotion. The Executive may terminate Executive's employment with the Company upon thirty (30) calendar days' written notice if the Company assigns the Executive to a position of lower responsibility and Executive rejects such assignment.

          8.5. Discretion. Either party, in its sole discretion, may terminate Executive's employment at any time upon thirty (30) calendar days' prior written notice.

          8.6. Change of Control. Either party may terminate Executive's employment upon at least thirty (30) calendar days' written notice upon the occurrence of any of the following events:

          8.6.1. sale by the Company of substantially all of its assets to a single purchaser or associated group of purchasers who are not Affiliates of the Company;

          8.6.2. sale, exchange or other disposition in one transaction of 35% or more of the outstanding voting stock of the Company to persons, firms or corporations who are not Affiliates of the Company;

          8.6.3. merger or consolidation of the Company in a transaction not involving an Affiliate of the Company in which the shareholders of the Company receive less than 50% of the outstanding voting stock of the newcontinuing corporation or successor entity;

          8.6.4. a bona fide decision by the Company to terminate its business and liquidate its assets (but only if such liquidation is not part of a plan to carry on the Company's business through its shareholders).

     For the purpose of this Agreement, the term "affiliate" means a person, firm or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control of the Company.

          8.7. Severance. If Executive's employment is terminated pursuant to Subsection 8.4 or 8.6 hereof, or the Company terminates Executive's employment pursuant to Subsection 8.5 hereof, the Company shall pay Executive a Termination Fee equal to Executive's Annual Base Salary, plus Benefits, plus the Bonus specified in Section 6.2 hereof; if Executive's employment is terminated during the first year of employment, the Bonus will be twenty-five percent (25%) of Executive's Annual Salary pro-rated for the portion of the year served; otherwise the Bonus will be the amount of the previous year's Bonus pro rated for the portion of the year served. Such Bonus shall be paid within ninety (90) calendar days of the end of the Company's fiscal year.

     9. Covenant Not to Compete. By reason of Executive's position with the Company, Executive will have access to Confidential Information, and the national scope of the Company's proposed business. Executive agrees that the restrictions on Executive's future activities contained in this Section are fair, reasonable and necessary.

          9.1. Covenant Period. The covenants contained in this Section shall continue until one year after the later of:

               9.1.1. Termination of Executive's employment;

               9.1.2. Company's  receipt of revenue from wholesale long distance services;

               9.1.3. Company's  receipt of revenue  from Open Access  Mediation
                    Services; Or

               9.1.4. Company becomes  subject to the reporting  requirements of
                    Section 12 or 15(d) of the federal Securities Exchange Act of 1934;
     (the "Covenant Period").

          9.2. Restrictions on Future Employment. Until the Covenant Period expires, Executive shall not, directly or indirectly, own, manage, operate, control, be employed by, assist or participate in the ownership, management, operation or control of a business operating in the United States that is engaged in the following activities:

               9.2.1. management, billing and control services for telephony and other communications;

               9.2.2.  wholesale  long  distance  services  using   Asynchronous
                    Transfer Mode ("ATM") techniques or any public switched network ATM services;

               9.2.3. the provision of Open Access Mediation Services; or

               9.2.4. computer  hardware and software used to provide any of the foregoing.

     This restriction applies whether or not the Company is authorized to provide and actually provides such services during Executive's employment by the Company.

          9.3. Non-solicitation. Executive shall not directly or indirectly:

               9.3.1. induce any  employee of the Company to leave the employ of the Company;

               9.3.2. interfere  with the  relationship  between the Company and any employee;

               9.3.3. hire any Company  employee to work for any organization of which Executive is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest; or

               9.3.4.  solicit or service  any actual or  prospective  supplier, client, customer of the Company who was solicited or serviced during Executive's employment;

               9.3.5.  interfere or attempt to  interfere  with any  transaction involving the Company;

          until the Covenant Period expires.

     10. Securities Matters. Since the Executive will have access to Confidential Information, Executive's ability to engage in securities transactions (including securities issued by the Company and by others) will be limited. Executive agrees to:

          10.1.not engage in any transactions that intentionally or knowingly violate federal and state securities laws;

          10.2. file all reports required by securities regulatory authorities;

          10.3.provide information about securities transactions when requested by the Company;

          10.4.follow   written   Company   policies    concerning    securities
               transactions;

          10.5.execute  any  "lock-up"   agreements  or  other  restrictions  on
               transactions when requested by the Company; and

          10.6. comply with securities law requirements for all transactions.

     While Executive may request the Company's permission to engage in proposed securities transactions, Executive is still responsible for compliance with applicable legal requirements.

     11. Injunctive Relief. Upon a material breach or threatened material breach by Executive of any of the provisions of Sections 3, 4, 5, 9 and 10 of this Agreement, or any term of the Covenant, the Company shall be entitled to an injunction restraining Executive from such breach, together with any other relief or remedy available, for such breach or threatened breach, including the recovery of damages. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach. If the Company takes legal action to enforce the provisions of this Agreement or to enjoin Executive from violating this Agreement, the prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the losing party.

     12. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

     13. Notices. All communications, requests, consents and other notices under this Agreement shall be given in writing and delivered by facsimile, courier, registered or certified mail (postage prepaid), to the receiving party at the address set forth above or the recipient's last known address. Notice shall be deemed given on the date of delivery as shown by the facsimile confirmation or delivery receipt.

     14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

     15. Assignment. The Company may assign its rights and obligations under this Agreement to any successor corporation or to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Executive.

     16. No Waiver. A waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent or other breach by the Executive.

     17. Amendments. No provision of this Agreement shall be altered, amended, revoked or waived, except by an instrument in writing, signed by the Company and Executive.

     18. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     19. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. Entire Agreement. This Agreement together with the Invention Assignment and Confidentiality Covenant set forth the entire agreement and understanding of the parties and supersede all prior understandings, agreements or representations by or between the parties, whether written or oral. This Agreement supersedes the Employment Agreement dated April 21, 1997, between the Company and Executive.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

COMPANY:                                  TeleHub Network Services Corporation,
                                               an Illinois corporation



                                          By:      /s/ DONALD H. SLEDGE
                                              ----------------------------------
                                              Donald H. Sledge, President & CEO



EXECUTIVE:                                        /s/ JOHN R. LAWSON
                                              ----------------------------------
                                              John R. Lawson

        Addendum to July 3, 1997 Employment Agreement for John R. Lawson

Paragraph  6.1 Salary.  Executive's  annual base  salary  during the term hereof shall be increased from $128,750.00 to $140,000.00 effective October 1, 1998. If the Company successfully completes an Initial Public Offering of its equity securities or otherwise becomes a public company, Executive's annual base salary will automatically increase to $150,000.00.


               /s/  DONALD H. SLEDGE
               -----------------------------------------------------------------
               Donald H. Sledge, President & CEO, TeleHub Communications Corp.

                  Dated: September 23, 1998

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This AMENDMENT ("Amendment") entered into by and between TELEHUB COMMUNICATIONS CORPORATION, a Nevada corporation, and TELEHUB NETWORK SERVICES CORPORATION, an Illinois corporation, which have offices at 1375 Tri-State Parkway, Suite 250, Gurnee, Illinois 60031(collectively, "Employer"), and John
R. Lawson, an individual residing at 853 Winmoor Drive, Sleepy Hollow, Illinois ("Executive"), hereby amends the Employment Agreement dated July 3, 1997 (together with the September 23, 1998, addendum, the "Original Employment Agreement") as of January 25, 1999 ("Effective Date").

                                 R E C I T A L S

     WHEREAS,  Employer  and  Executive  entered  into the  Original  Employment
Agreement   which   provided  for  the  employment  of  Executive  as  corporate controller;

     WHEREAS, Employer wishes to appoint Executive as its Chief Financial Officer ("CFO");

     WHEREAS, Employer and Executive desire to amend the Original Employment Agreement to reflect Executive's new position;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:

     1. Amendment. The Original Agreement is amended as provided herein; when used in the Original Agreement or this Amendment, the term "Agreement" shall mean the Original Agreement as amended by this Amendment. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning as set forth in the Original Agreement.

     2. Scope of Duties. With Executive's appointment as CFO, section 2 of the Original Employment is amended to read:

          2. Duties. Executive shall serve as Company's Chief Financial Officer and shall perform the duties, bear the responsibilities commensurate with his position and serve the Company faithfully and to the best of his ability, under the direction of Company's Board of Directors ("Board"). In addition, the Executive will hold, without additional compensation, such other offices and directorships for the Company to which he may be appointed or elected from time-to-time. Subject to Sections 8.4, 8.5 and 8.7 of this Agreement, Executive serves at the pleasure of the Board, so the Company, in its sole discretion, may assign Executive to a position of lesserresponsibility. Executive's conduct must promote the best interests of the Company and must not discredit the Company, its products or services.

     3. Compensation. The compensation and benefits provision of the Original Employment Agreement are amended as follows:

          3.1.Section 6.1 is amended to read:

                                                             Amendment to Lawson
Employment Contract - Page  1

               6.1.Salary. The company shall pay Executive an annual base salary, payable semi-monthly in arrears. The annual base salary during the term hereof shall be $150,000.

          3.2.The incentive bonus described in Section 6.2 will be "up to 50% of Executive's annual base salary".

          3.3.Executive will receive a signing bonus of $10,000 (before taxes and other witholding) to be paid in February 1999.

          3.4.The  following  sections  6.6 and 6.7 are  added  to the  Original
     Agreement:

               6.6.Stock Options. The Company has created stock option plans for directors, officers and employees. Executive will be eligible to receive stock options in accordance with the terms of such plans.

               6.7.Car Allowance. The Company shall pay Executive a car allowance of $600.00 per month, plus permit Executive to charge running expenses (e.g., gas, maintenance and repairs) on the Company credit card.

     4. Protection of Confidential Information. Since Executive will be a key employee of the Company, Executive shall have access to Confidential
Information. Unauthorized use or disclosure of any Confidential Information would harm Company. Executive has reviewed and reaffirms the Invention Assignment and Confidentiality Covenant identified in Agreement Section 5. In addition, the following Section 21 is added to the Original Agreement:

          21. Covenant Not to Compete. Executive will be a key employee of Company, Executive shall have access to Confidential Information, and the scope of Company's proposed business is national. Consequently, Employee agrees that the restrictions on his future activities contained in this Section are fair, reasonable and necessary.

               21.1 Covenant Period. The covenants contained in this Section shall continue until one year after the later of:

               21.1.1. termination of Executive's employment;

               21.1.2. Company receives revenue from wholesale long distance services;

               21.1.3. Company receives revenue from Open Access Mediation Services; or

               21.1.4. Company becomes subject to the reporting requirements of sections 12 or 15(d) of the federal Securities Exchange Act of 1934. (the "Covenant Period"). Subsections 21.1.2, 21.1.3, and 21.1.4 do not apply if they have not occurred within one year after termination of Executive's employment.


                                                             Amendment to Lawson
Employment Contract - Page  2

          21.2. Restrictions on Future Employment. Until the Covenant Period expires, Executive shall not, directly or indirectly, own, manage, operate, control, be employed by, assist or participate in the ownership, management, operation or control of a business operating in the United States that is engaged in the following activities:

               21.2.1. provision of management, billing and control services using Advanced Intelligent Network technologies;

               21.2.2. provision of wholesale long distance services using Asynchronous Transfer Mode techniques; or

               21.2.3  provision  of  Open  Access  Mediation   Services.   This
          restriction applies whether or not Company is authorized and actually provides such services during Executive's employment.

          21.3 Non-solicitation. Executive shall not directly or indirectly:

               21.3.1. induce any Company employee to leave the employ of the Company;

               21.3.2. interfere with the relationship between Company and any employee;

               21.3.3. hire any Company employee to work for any organization of which Executive is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest; or

               21.3.4. solicit or service any actual or prospective Company supplier, client, customer who was solicited or serviced during Executive's employment;

               21.3.5. interfere or attempt to interfere with any transaction involving Company; until the Covenant Period expires.

     IN WITNESS WHEREOF, the duly authorized representatives of each party, after reading and understanding the terms herein, has executed this Amendment.

  COMPANY:                     TELEHUB COMMUNICATIONS CORPORATION,
                               a Nevada corporation

                               By: /s/ DONALD H. SLEDGE
                                   -----------------------------------------
                                   Donald H. Sledge, Chief Executive Officer

  COMPANY:                     TELEHUB NETWORK SERVICES CORPORATION,
                               an Illinois corporation

                               By: /s/ DONALD H. SLEDGE
                                   ----------------------------------------
                                   Donald H. Sledge, Director

  EXECUTIVE:                   /s/ JOHN R. LAWSON
                               ---------------------------------------------
                               JOHN R. LAWSON

                                                             Amendment to Lawson
Employment Contract - Page  3